Registration No.____________



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

3COM CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA   94-2605794
(State or other jurisdiction  (I.R.S. employer of
incorporation or organization)    identification
no.)

5400 BAYFRONT PLAZA
SANTA CLARA, CALIFORNIA 95052-8145
(Address of principal executive offices)  (Zip code)

3COM CORPORATION
1994 STOCK OPTION PLAN
(Full title of the plan)

Mark D. Michael
Vice President, Secretary and General Counsel 3Com
Corporation 5400 Bayfront Plaza
Santa Clara, California 95052-8145
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(408)764-5000

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities
Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
                                     maximum      maximum
                                     offering     aggregate   Amount
Title of Securities    Amount to be  price per    offering    of registration
to be registered       registered    share (1)    price (1)   fee (1)


Common Stock           3,800,000   $29.6875      $112,812,500 $38,900.86

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the 50% of the average of the high and low prices of the Common Stock on August 19, 1994, as reported on the National market Association of Securities Dealers Automated Quotations system, as the market price does not reflect the 2:1 stock split as reported to the Securities and Exchange Commission on Form 10-C on August 24, 1994.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

3Com Corporation ("the Company") hereby incorporates by reference in this registration statement the following documents:

(a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 5(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 28, 1984 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d) The description of certain Common Stock Purchase Rights that at the present time are represented by and may only be transferred with the Company's Common Stock, which description is contained in the Company's Registration
Statement on Form 8-A filed with the Securities and exchange Commission on September 22, 1989 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

Inapplicable.

Item 6.  Indemnification of Directors and Officers

Section 204 of the General Corporation Law of the State of California authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; directors continue to be subject to equitable remedies such as injunction or rescission. Under California law, a director also continues to be liable for: (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

Section 317 of the General Corporation Law of the State of
California makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. A recent amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

The Company has adopted provisions in its Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents, by bylaw, agreements or otherwise, to the full extent permitted by law.

Item 7.  Exemption From Registration Claimed Inapplicable.

Item 8.  Exhibits

See Exhibit Index.

Item 9.  Undertakings

(a)  Rule 415 Offering
The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S8, and the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filing incorporating subsequent Exchange Act documents by reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 26, 1994.

3COM CORPORATION



By:  /s/ Mark D. Michael
Mark D. Michael, Vice President,
Secretary and General Counsel

POWER OF ATTORNEY

The officers and directors of 3Com Corporation whose signatures appear below, hereby constitute and appoint
Christopher B. Paisley and Mark D. Michael, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August
26, 1994.

Signature
Title


/s/ Eric A. Benhamou
Eric A. Benhamou
President, Chief  Executive Officer, and Director (Principal
Executive Officer)

/s/ Christopher B. Paisley
Christopher B. Paisley
Vice President, Finance and Chief  Financial Officer
(Principal Financial and Accounting Officer)

/s/ James L. Barksdale
James L. Barksdale
Director


/s/ Gordon A. Campbell
Gordon A. Campbell
Director


/s/ Jean-Louis Gassee
Jean-Louis Gassee
Director


/s/ Jack L. Hancock
Jack L. Hancock
Director


/s/ Stephen C. Johnson
Stephen C. Johnson
Director


/s/ Philip C. Kantz
Philip C. Kantz
Director


/s/ William F. Zuendt
William F. Zuendt
Director

EXHIBIT INDEX

4.1 Amended and Restated Articles of Incorporation are incorporated by reference to the Company's Form 10-Q filed with the Securities and Exchange Commission on January 2,
1991 (File No. 0-12867) and to the Company's Form 10-K filed with the Securities and Exchange Commission on August 26, 1994.

4.2 By-laws are incorporated by reference to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on November 24, 1993 (File No. 33
72158).

4.3 Shareholder Rights Plan is incorporated by reference to the Company's Current Report on Form 8-K (File No. 0-12867, effective September 8, 1989).

5  Opinion regarding legality.

23.1  Consent of Counsel (included in Exhibit 5).

23.2 Consent of Deloitte & Touche LLP, independent auditors. 23.3 Consent of Levine, Zeidman & Daitch, P.C., independent auditors

24 Power of Attorney (included in signature pages to this registration statement).